UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2020

(Date of earliest event reported)

Atlantic Capital Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

945 East Paces Ferry Rd. NE, Suite 1600

Atlanta, Georgia 30326

(Address of principal executive offices) (Zip Code)

(404) 995-6050

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ACBI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors;

    Appointment of Certain Officers; Compensatory Arrangements of Certain

    Officers.

2020 Performance Measures Set for the STI Plan

On January 29, 2020, the Compensation Committee of the Board, pursuant to authority delegated to it by the Board, established performance goals under the Atlantic Capital Bancshares, Inc. Executive Officer Short Term Incentive Plan (the “STI Plan”) for the performance period ending December 31, 2020.  The Compensation Committee selected Douglas L. Williams, Patrick T. Oakes and Richard A. Oglesby, Jr., in addition to other key employees, to participate in the STI Plan.

Performance goals established under the STI Plan for 2020 are based on (i) the Company’s ratio of non-performing assets to total assets, (ii) the Company’s pre-tax, pre-incentive operating income and (iii) certain business unit/departmental and individual performance objectives. A threshold ratio of non-performing assets to total assets must be achieved before any bonus under the STI Plan is paid, and otherwise the bonus opportunity is based upon achievement of the performance goals at threshold, target and maximum performance levels (with interpolation between the levels), with bonus amounts ranging between 20% to 60% of base salary for selected executives other than Mr. Williams and between 25% to 75% of base salary for Mr. Williams. Any bonus earned under the STI Plan for 2020 will be paid in cash.

2020 Performance Measures Set for the LTI Plan

On January 29, 2019, the Compensation Committee of the Board, pursuant to authority delegated to it by the Board, established performance metrics under the Atlantic Capital Bancshares, Inc. Executive Officer Long Term Incentive Plan (as amended and restated) (the “LTI Plan”) for the performance period January 1, 2020 - December 31, 2022 (the “2020-22 Performance Period”).  The Compensation Committee selected Douglas L. Williams, Patrick T. Oakes and Richard A. Oglesby, in addition to other key employees, to participate in the LTI Plan.

Performance goals established under the LTI Plan for the 2020-22 Performance Period include: (i) three-year average earnings per share growth and (ii) three-year total shareholder return relative to the KBW Nasdaq Regional Banking Index, with each performance metric equally weighted. Bonus opportunity is based upon achievement of the given performance metric at threshold, target and maximum performance levels (with linear interpolation between the levels). No bonus will be paid for a performance metric if threshold performance for that metric is not obtained. Target bonus amounts are expressed in dollars equaling 40% of the executive’s base salary, or 50% in the case of Mr. Williams. Bonuses are subject to a maximum of 200% of the target amount. Bonuses for the 2020-22 Performance Period under the LTI Plan will be evidenced by the issuance of performance share awards under the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan (as amended and restated) and settled in shares of Common Stock to the extent earned.

Base Salary

Effective March 1, 2020, the base salaries of our Chief Executive Officer, Chief Financial Officer and other named executive officer have been set as follows (unchanged from fiscal year 2019):

Officer	Base Salary
Douglas L. Williams	$ 468,000
Chief Executive Officer
Patrick T. Oakes	$ 360,000
Chief Financial Officer
Richard A. Oglesby, Jr.	$ 355,000
General Banking Division Executive

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:	February 4, 2020

By:	/s/ Patrick T. Oakes
Name:	Patrick T. Oakes
Title:	Executive Vice President and
Chief Financial Officer